UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016
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Forest City Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	1-37671 (Commission File Number)	47-4113168 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 25, 2016, the Annual Meeting of Shareholders (the “Annual Meeting”) of Forest City Realty Trust, Inc. (the “Company”) was held. At the Annual Meeting, 229,498,471 shares of Class A common stock representing 229,498,471 votes entitled to be cast at the Annual Meeting and 18,449,116 shares of Class B common stock representing 184,491,160 votes entitled to be cast at the Annual Meeting were represented in person or by proxy. These shares represented a quorum. The matters presented to stockholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:

1:
The election of four (4) directors by holders of Class A common stock and the election of nine (9) directors by holders of Class B common stock, each to hold office until the next annual shareholders' meeting and until a successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Class A Nominees
Arthur F. Anton	220,942,657	1,231,721	7,324,093
Scott S. Cowen	168,594,876	53,579,502	7,324,093
Michael P. Esposito, Jr.	215,438,529	6,735,849	7,324,093
Stan Ross	215,069,818	7,104,560	7,324,093

Class B Nominees
Kenneth J. Bacon	176,926,770	3,012,780	4,551,610
Christine R. Detrick	176,926,770	3,012,780	4,551,610
Deborah L. Harmon	176,926,770	3,012,780	4,551,610
David J. LaRue	179,885,420	54,130	4,551,610
Brian J. Ratner	179,885,420	54,130	4,551,610
Bruce C. Ratner	175,735,980	4,203,570	4,551,610
Charles A. Ratner	179,559,850	379,700	4,551,610
Deborah Ratner Salzberg	179,885,420	54,130	4,551,610
Ronald A. Ratner	179,885,420	54,130	4,551,610

2:    The approval (on an advisory, non-binding basis) of the compensation of the Company's Named Executive Officers.

	For	Against	Abstain	Broker Non-Votes
Combined Class A and Class B	399,200,372	2,756,902	156,654	11,875,703

3:	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2016.

	For	Against	Abstain
Combined Class A and Class B	411,671,792	2,261,317	56,522

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

Date:	May 26, 2016	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer